                                                                    Exhibit 11.1
                                                                   (Page 1 of 2)
                       Exide Corporation and Subsidiaries
                        Computation of Per-Share Earnings

             (Amounts in thousands except share and per-share data)


                                                                         For the three months ended      For the six months ended
                                                                       -----------------------------   -----------------------------
                                                                       September 28,   September 29,   September 28,   September 29,
                                                                           1997            1996            1997            1996
                                                                       -------------   -------------   -------------   -------------
Primary earnings per common share:

Income (loss) before extraordinary loss                               $       8,154   $      11,691   $         709   $         572
                                                                       =============   =============   =============   =============

Net income (loss) applicable to common stock                          $       6,709   $      11,691   $      (8,049)  $         572
                                                                       =============   =============   =============   =============

Shares and equivalents outstanding-

     Base shares after ECA exchange                                       8,388,347       8,388,347       8,388,347       8,388,347

     Common stock equivalents--

          Stock award grants, assuming exercised at
            the average market price                                        673,776         707,083         673,634         705,332

          Stock award grants exercised                                       20,097          10,822          20,097          10,822

          Stock options, assuming exercised at
            the average market price                                        418,125             - -         209,063             - -

     IPO shares                                                           4,600,000       4,600,000       4,600,000       4,600,000

     Secondary offering shares                                            1,000,000       1,000,000       1,000,000       1,000,000

     12/94 stock offering                                                 5,175,000       5,175,000       5,175,000       5,175,000

     Shares issued to acquire Schuylkill Holdings, Inc.                     593,210         593,210         593,210         593,210

     Shares issued to acquire remaining interest in CEAc subsidiary         350,000         350,000         350,000         350,000

     Additional shares issued to acquire remaining interest in CEAc
            subsidiary                                                      366,009             - -         366,009             - -

     Shares issued to acquire a sales branch operation                       66,667             - -          66,667             - -

     Shares issued under Employee Stock Purchase Plan (average shares
            outstanding throughout the year)                                 14,547           5,849          13,461           4,667

     Shares issued under Stock Award Plan                                    15,029             775           8,265             388
                                                                       -------------   -------------   -------------   -------------

Weighted average of common shares outstanding and equivalents            21,680,807      20,831,086      21,463,753      20,827,766
                                                                       =============   =============   =============   =============

Primary earnings (loss) per common share before extraordinary loss    $        0.38   $        0.56   $        0.03   $        0.03
                                                                       =============   =============   =============   =============

Primary earnings (loss) per common share                              $        0.31   $        0.56   $       (0.38)  $        0.03
                                                                       =============   =============   =============   =============

                                                                    Exhibit 11.1
                                                                   (Page 2 of 2)

                       Exide Corporation and Subsidiaries
                        Computation of Per-Share Earnings

             (Amounts in thousands except share and per-share data)


                                                                         For the three months ended     For the six months ended
                                                                       -----------------------------   ----------------------------
                                                                       September 28,  September 29,    September 28,  September 29,
                                                                           1997           1996             1997           1996
                                                                       -------------  -------------    -------------  -------------
Fully diluted earnings per common share:


Income (loss) before extraordinary loss                               $       8,154  $      11,691    $         709  $         572

Elimination of interest expense on convertible senior
      subordinated notes, net of income tax benefit                           3,072          2,987            6,088          5,940

                                                                       -------------  -------------    -------------  -------------
Adjusted income (loss) before extraordinary loss                      $      11,226  $      14,678    $       6,797  $       6,512
                                                                       =============  =============    =============  =============


Net income (loss) applicable to common stock                          $       6,709  $      11,691    $      (8,049) $         572

Elimination of interest expense on convertible senior subordinated
      notes, net of income tax benefit                                        3,072          2,987            6,088          5,940

                                                                       -------------  -------------    -------------  -------------

Adjusted net income (loss) applicable to common stock                 $       9,781  $      14,678    $      (1,961) $       6,512
                                                                       =============  =============    =============  =============


Shares and equivalents outstanding-

     Base shares after ECA exchange                                       8,388,347      8,388,347        8,388,347      8,388,347

     Common stock equivalents--

          Stock award grants, assuming exercised at
            the average market price                                        673,776        707,083          673,634        705,332

          Stock award grants exercised                                       20,097         10,822           20,097         10,822

          Stock options, assuming exercised at
            the average market price                                        418,125            - -          209,063            - -

     IPO shares                                                           4,600,000      4,600,000        4,600,000      4,600,000

     Secondary offering shares                                            1,000,000      1,000,000        1,000,000      1,000,000

     12/94 stock offering                                                 5,175,000      5,175,000        5,175,000      5,175,000

     Shares issued to acquire Schuylkill Holdings, Inc.                     593,210        593,210          593,210        593,210

     Shares issued to acquire remaining interest in CEAc subsidiary         350,000        350,000          350,000        350,000

     Additional shares issued to acquire remaining interest in CEAc
            subsidiary                                                      366,009            - -          366,009            - -

     Shares issued to acquire a sales branch operation                       66,667            - -           66,667            - -

     Shares issued under Employee Stock Purchase Plan (average shares
            outstanding throughout the year)                                 14,547          5,849           13,461          4,667

     Shares issued under Stock Award Plan                                    15,029            775            8,265            388

     Convertible shares                                                   4,992,571      4,992,571        4,992,571      4,992,571

                                                                       -------------  -------------    -------------  -------------

Weighted average of common shares outstanding and equivalents            26,673,378     25,823,657       26,456,324     25,820,337
                                                                       =============  =============    =============  =============

Fully diluted earnings per common share before extraordinary loss     $         N.A. $         N.A.   $         N.A. $         N.A.
                                                                       =============  =============    =============  =============

Fully diluted earnings  per common share                              $         N.A. $         N.A.   $         N.A. $         N.A.
                                                                       =============  =============    =============  =============